Exhibit 99.1

Mace Security International, Inc. Announces Appointment of Chairman of the Board and Election of New Board Members

HORSHAM, Pa.--(BUSINESS WIRE)--July 18, 2011--Mace Security International, Inc. (“Mace” or the “Company”) (OTCQB: MACE) announces the appointment of Richard A. Barone as the Company’s Chairman of the Board at a Board of Directors meeting that followed Mace’s annual stockholders meeting in New York City on July 14, 2011 and the election by the Company’s stockholders of the five nominated directors, including two new directors. The two new directors who were elected to the Board to replace outgoing directors John C. Mallon and Gerald T. LaFlamme were Denis J. Amato and Larry Pollock. Mr. Amato, who was also appointed by the Board to serve as the Company’s Audit Committee Chairman, is the Chief Investment Officer of the Ancora Group, Inc. Mr. Pollock, who will also serve as Chairman of the Company’s Compensation Committee, is the Managing Partner of Lucky Stars Partners LLC, a private investment firm focusing on early stage businesses, troubled businesses and real estate. Dennis R. Raefield and Michael E. Smith were also re-elected to the Board of Directors, along with Mr. Barone.

Dennis R. Raefield, Mace’s CEO and President, stated, “Although we will miss the sage advice that Jack Mallon and Jerry LaFlamme provided to our Board, we are excited to have Richard Barone as our new Chairman and to have Denis Amato and Larry Pollock join us with their extensive business experience as we focus on our future growth strategies with the anticipated funding from our rights offering we recently commenced.”

As previously discussed, the Company commenced a rights offering on June 30, 2011 to stockholders of record as of June 27, 2011. As more fully described in the prospectus related to the rights offering, each Mace stockholder is being offered the right to purchase three shares of common stock for each Mace share of common stock owned of record on June 27, 2011, at an exercise price of $0.20 per share. The subscription rights will expire if they are not exercised by 5:00 PM EDT on July 25, 2011, unless the Company extends the rights offering as set forth in the prospectus. In addition to the prospectus mailed to stockholders, the prospectus can also be found at the Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.mace.com, under “Investor Relations.” If you have any questions or need further information regarding the rights offering, you may contact the Information Agent, Phoenix Advisory Partners (“Phoenix”), toll free at (877) 478-5038. You may also email Phoenix at info@phoenixadvisorypartners.com.

About Mace

Mace Security International, Inc. (OTCQB: MACE) is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to the success of the rights offering, economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
Sarah Din, MarCom Manager, 925-478-4524
sdin@mace.com